Exhibit 1a


                               Summa Metals, Inc.
                      28281 Crown Valley Parkway Suite 225
                            Laguna Niguel, CA 92677

                               December 13, 1999

Boe & Company
3668 So. Jasper St.
Aurora, CO  80013

Re:  Registration Statement for 510,000 Units of Summa Metals Corp.

Gentlemen:

The Registration Statement on Form SB-2 of Summa Metals Corp. (the "Company") for a maximum of 510,000 Units of the Company's common stock became effective on June 17, 1999 (the "Effective Date"). Pursuant to the Underwriting Agreement by and between the Company and Boe & Company as underwriter (the "Underwriter"), the Offering Period of the Registration Statement was 90 days from the Effective Date plus an additional 90 days, if extended by the Company and the Underwriter, which extension was implemented.

The purpose of this letter is to confirm our mutual agreement to extend the Offering Period for an additional 90 days from December 17, 1999. It has been agreed by and between the Company and the Underwriter, that the Offering Period for sale of Units of the Company's common stock, be extended for 90 days from December 17, 1999 upon all the same terms and conditions as set forth in the Underwriting Agreement filed as Exhibit 1 to the Company's Registration Statement on Form SB-2. The Company and the Underwriter hereby acknowledge and agree that all conditions to their respective obligations and all the covenants, agreements, representations and warranties made by each of them in the Underwriting Agreement are hereby ratified and affirmed with full force and affect as though completely set forth herein.

Please confirm the extension of the Underwriting Agreement as set forth above, by signing and returning the enclosed copy of this letter.

                                                    Very truly yours,

                                                    Summa Metals Corp.

                                                By: /s/Michael Chaffee
                                                    --------------------------
                                                    Michael Chaffee, President

The foregoing extension of the Underwriting
Agreement is hereby consented, accepted
and agreed to:

Boe & Company


By:
   ------------------------
   Jeffrey Boe, President